NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. OBTAINS FINANCING AND COMMENCES CONSTRUCTION OF JONES CROSSING DEVELOPMENT PROJECT IN COLLEGE STATION, TEXAS

AUSTIN, TX, September 7, 2017 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it has obtained a $36.8 million construction loan from Southside Bank to finance construction of the retail component of Stratus’ Jones Crossing project, a new HEB Grocery Company, L.P. (HEB)-anchored, mixed-use development in College Station, Texas.

Jones Crossing, situated on a 72-acre tract of land located near Texas A&M University, is expected to total approximately 258,000 square feet of commercial space and will be developed in three phases. Phase 1, the retail anchor phase, will be comprised of a 106,000 square foot HEB grocery store, five mixed-use retail buildings totaling 47,250 square feet, six pad sites for sublease, and road, utility and storm water infrastructure for the entire development. Phase 2 will include a 40,000 square foot secondary anchor building and three build-to-suit pad sites for sublease. Phase 3 is planned to include 600 student-focused multi-family units.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “We are pleased to secure financing on favorable terms and commence construction of our new Jones Crossing mixed-use project in College Station. The project is located at the intersection of two major roadways less than two miles from Texas A&M University. Consistent with other Stratus projects, Jones Crossing combines our expertise in commercial and residential development and is consistent with our goal of developing projects in areas experiencing steady population growth. We look forward to enhancing the value of this property and creating value for shareholders.”

Construction of the first two phases of the Jones Crossing project commenced today. The HEB grocery store is expected to open in mid-2018.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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Cautionary Statement Regarding Forward-Looking Statements. This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as projections or expectations related to timeframes for development, construction and completion of Stratus' projects and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to the availability of financing for development projects and other corporate purposes, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, the failure to attract customers and tenants for its developments, increases in interest rates, declines in the market value of Stratus' assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) as updated by Stratus' subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

A copy of this release is available on Stratus' website, www.stratusproperties.com.

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